UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 4, 2014 (January 30, 2014)

American Realty Capital Hospitality Trust, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	333-190698	80-0943668
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

405 Park Avenue New York, New York 10022
(Address, including zip code, of Principal Executive Offices) Registrant's telephone number, including area code: (212) 415-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Purchase of Fee and Leasehold Interests

On January 30, 2014, American Realty Capital Hospitality Trust, Inc. (the “Company”), through wholly owned subsidiaries of its operating partnership, ARC Hospitality Baltimore, LLC (“Baltimore”), ARC Hospitality Providence, LLC (“Providence”), ARC Hospitality Stratford, LLC (“Stratford”) and ARC Hospitality GA Tech, LLC (“GA Tech”; Baltimore, Providence, Stratford and GA Tech are collectively referred to as the “Purchasers”), entered into an Agreement of Purchase and Sale (the “Agreement”) with HFP Hotel Owner II, LLC, CSB Stratford, LLC, CC Technology Square, LLC (collectively, the “Sellers”) for the acquisition by (i) Baltimore of the fee simple interest in the property located at 1000 Aliceanna Street, Baltimore, Maryland (the “Baltimore Hotel”), (ii) Providence of the fee simple interest in the property located at 32 Exchange Terrace, Providence, Rhode Island (the “Providence Hotel”), (iii) Stratford of the fee simple interest in the property located at 6905 Main Street, Stratford, Connecticut (the “Stratford Hotel”) and (iii) GA Tech of the leasehold interest in the property located at 800 Spring Street NW, Atlanta, Georgia (the “Georgia Tech Hotel” and, collectively with the Baltimore Hotel, the Providence Hotel, the Stratford Hotel referred to as the “Hotels”). The Agreement contains customary representations and warranties by the Sellers. Although the Purchasers believe that the acquisition of the Hotels is probable, there can be no assurance that the acquisitions will be consummated. The Sellers are affiliated with the Company’s sub-property manager by virtue of their minority ownership interest in such entity. AR Capital, LLC, the parent of the Company’s sponsor, owns the majority interest in the Company’s sub-property manager.

The Baltimore Hotel and the Providence Hotel each currently operate under a Marriott Franchise Agreement as a Courtyard by Marriott. The Stratford Hotel is currently operating under a Hilton Franchise Agreement as a Homewood Suites by Hilton.

The GA Tech Hotel is currently operating under a lease with Fifth Street Hotel, LLC as the Georgia Tech Hotel and Conference Center. The lease is for a term of 30 years, expiring on August 14, 2033. The term of the lease will automatically renew for a period of 10 years unless one party notifies the other party at least 12 months prior to the expiration date of such party’s desire not to renew the lease for such period of 10 years. The annual base rent due under the lease is currently $4,400,000.

The aggregate contract purchase price for the Hotels is $102 million, exclusive of closing costs. The Company intends to fund the purchase price with debt on the properties. There is no assurance that the Company will be able to secure financing on terms that it deems favorable or at all.

Purchase of Joint Venture Interests

On January 30, 2014, the Company, through a wholly owned subsidiary of its operating partnership, ARC Hospitality TRS Holding, LLC, entered into an Agreement of Purchase and Sale with Barceló Crestline Corporation for the acquisition of (i) CHRI Blacksburg Hotel (A/H) Minority Holding, LLC’s (“CHRI Blacksburg”) 24% interest in BSE/AH Blacksburg Hotel, L.L.C. (the “Blacksburg Hotel Owner”), which owns a ground leasehold interest in the hotel located at 900 Plantation Road, Blacksburg, Virginia (the “Blacksburg Hotel”), and (ii) CHRI Virginia Beach Hotel (A/H) Minority Holding, LLC’s (“CHRI Virginia Beach”) 30.5323% interest in TCA Black 7 Hotel, L.L.C. (the “Virginia Beach Owner”), which owns the fee simple interest in the hotel located at 4535 Commerce Street, Virginia Beach, Virginia (the “Virginia Beach Hotel”).

The Blacksburg Hotel is currently operating under a Hilton Franchise Agreement as a Hilton Garden Inn. The ground lease interest owned by Blacksburg Hotel Owner is for a term of 40 years.

The Virginia Beach Hotel is currently being operated under a License Agreement with Westin as a Westin Hotel.

Item 4.01. Changes in Registrant’s Certifying Accountant.

Effective February 3, 2014, pursuant to approval of the Company’s audit committee, the Company dismissed Grant Thornton LLP (“Grant Thornton”) and engaged KPMG LLP as its independent registered public accounting firm effective as of that same date. Grant Thornton’s reports on the financial statements of the Company as of August 7, 2013 and the financial statements of the Company’s predecessor portfolio did not contain any adverse opinions or disclaimers of opinions and were not qualified or modified as to uncertainty, audit scope or accounting principles.

The Company’s dismissal of Grant Thornton was not the result of any disagreements with Grant Thornton. There were no reportable events of the type described in Item 304(a)(1)(v) of Regulation S-K.

The Company has complied with Item 304(a)(3) of Regulation S-K by providing this Current Report on Form 8-K to Grant Thornton and requested Grant Thornton to furnish the Company with a letter addressed to the U.S. Securities and Exchange Commission stating whether it agrees with the statements made herein. A copy of such letter, dated February 4, 2014, furnished by Grant Thornton, is filed as Exhibit 16.1 to this Current Report on Form 8-K.

Item 8.01. Other Events.

Escrow Break

On February 3, 2014, the Company had received and accepted subscriptions equal to $2.0 million of common stock, broke escrow and issued shares of its common stock to its initial investors, including $500,000 worth of common stock to the parent of the Company’s sponsor, AR Capital, LLC, at a per share price of $22.50. Subscriptions from residents of Pennsylvania, Ohio and Washington will be held in escrow until the Company has received aggregate subscriptions of at least $100.0 million, $20.0 million and $20.0 million, respectively.

Declaration of Distribution Rate

On February 3, 2014, pursuant to authorization from its board of directors, the Company declared a distribution rate which will be calculated based on stockholders of record each day during the applicable period at a rate of $0.00465753425 per day, based on a per share price of $25.00. The distributions will begin to accrue upon the earlier to occur of: (i) April 1, 2014; and (ii) 15 days following the Company’s initial property acquisition. The distributions will be payable by the fifth day following each month-end to stockholders of record at the close of business each day during the prior month.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
16.1	Letter dated February 4, 2014 from Grant Thornton to the U.S. Securities and Exchange Commission

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN REALTY CAPITAL HOSPITALITY TRUST, INC.

Date: February 4, 2014	By:	/s/ William M. Kahane
William M. Kahane Chief Executive Officer, President and Director